SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2006

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware

0-25581

06-1528493

(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

(a) Director Compensation.  On February 2, 2006, the priceline.com Incorporated (“priceline.com” or the “Company”) Board of Directors authorized the following changes to director compensation:

•                  The annual grant of priceline.com stock options to non-employee directors was replaced with an annual grant of 2,000 shares of priceline.com restricted common stock, par value $0.008 per share.  The restricted stock will vest over a four year period; the vesting of the shares of restricted stock will accelerate if, among other things, the director is not re-nominated for election to the Board of Directors, the director retires after the age of 65 or becomes disabled, or if there is a “change in control” of priceline.com.  2,000 shares of restricted stock were issued to each non-employee director on February 2, 2006.

•                  The annual grant of stock options to the Chairperson of the Board of Directors was replaced with an annual grant of 2,000 shares of restricted stock.  2,000 shares of restricted stock were issued to the Chairperson of the priceline.com Board of Directors on February 2, 2006 for his service as Chairperson.

•                  The annual retainer paid to the Chairperson of the Compensation Committee of the Board of Directors was increased to $6,500 per year, effective January 1, 2006.

(b) Priceline.com’s 2006 Bonus Plan.  On February 2, 2006, priceline.com’s Board of Directors adopted a 2006 cash bonus plan (the “2006 Bonus Plan”) applicable to the Company’s senior executives and most of the Company’s employees, including certain employees of Priceline Europe.  The 2006 Bonus Plan establishes a potential bonus pool for the payment of year-end cash bonuses to senior executives and other employees based primarily on the Company’s 2006 financial performance.

For U.S. employees, the 2006 Bonus Plan establishes “pro forma” net income per share targets; as priceline.com meets and/or exceeds those pre-established targets, an increasing percentage of the 2006 bonus pool will fund.  All U.S. employees are eligible to participate in the 2006 Bonus Plan.  The 2006 Bonus Plan provides that approximately twenty percent of the bonus pool will fund and will be available for allocation of bonus payments if the Compensation Committee (the “Committee”) of the Board of Directors determines, in its complete discretion, that, irrespective of the Company’s attainment of the pre-established “pro forma” net income per share targets, certain non-financial goals were accomplished by the Company and/or individual employees during 2006.  The remaining approximately eighty percent of the 2006 Bonus Plan begins to fund only after priceline.com achieves a certain percentage year-over-year “pro forma” net income per share growth.  For certain employees of Priceline Europe, the 2006 Bonus Plan establishes EBITDA targets; as Priceline Europe meets and/or exceeds those pre-established targets, an increasing percentage of the 2006 bonus pool will fund and be available for allocation of bonus payments to certain employees of Priceline Europe.

Once the bonus pools fund, each participant will be eligible to receive a discretionary bonus based upon individually established performance goals.  In the case of the Company’s Chief Executive Officer, the individual performance goals and target bonus amount were established by the Board of Directors and, in the case of the Company’s “executive officers,” the individual performance goals and target bonus amounts were established by the Chief Executive Officer and reviewed and approved by the Committee.  Actual bonus amounts – relative to target bonus amounts – may be adjusted (upward or downward) based on the extent to which various performance goals are achieved.  The Committee intends for the calculation of “pro forma” net income per share that is used in the 2006 Bonus Plan to be substantially consistent with the calculation used by the Company in its quarterly and annual earnings announcements; however, the Committee has discretion to exclude or include certain items to the extent it deems it appropriate or fair.  Currently, “pro forma” net income per share excludes, among other things, the non-cash amortization expense of acquisition-related intangibles, stock-based compensation expense, option payroll tax expense, and the payment of non-cash preferred stock dividends.  The calculation of “pro foma” net income per share also excludes the accounting impact of EITF Issue No. 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”).  The Committee may exclude from the calculation of “pro forma” net income per share other non-cash items that the Committee believes, in its complete discretion, to be “one time” or “non-recurring” in nature.  The Committee may change the goals, including, without limitation, the pre-established “pro forma” net income per share and/or EBITDA targets and objectives for the 2006 Bonus Plan at any time.

(c) Performance Shares.  On February 2, 2006, the priceline.com Board of Directors authorized the Company to issue “performance shares” to employees as part of the Company’s 2006 compensation program.  The “performance shares” will be issued under the Company’s 1999 Omnibus Plan, as amended.

On the grant date, which is currently anticipated to be in late February 2006, each employee and/or executive who is eligible to receive “performance shares” will receive a target number of shares of priceline.com common stock (the “Target”) to be issued on or about the third anniversary of the date of grant dependant upon priceline.com’s financial performance versus a group of three “peer” companies.  The actual number of “performance shares” to be delivered to the employee and/or executive in 2009 – relative to the Target – will be adjusted (upward or downward, as the case may be) based on priceline.com’s average “pro forma” net income per share growth rate relative to the “peer” group during each of the three calendar years in the period ended 2008.  In calculating the number of shares, if any, to issue in 2009, the Target will be multiplied by a fraction – the numerator of which will be priceline.com’s average “pro forma” net income per share growth rate during the three year period and the denominator of which will be the average “adjusted” or “pro forma”, as applicable, net income per share growth rate of the “peer” group during the same three year period.  The growth rate of the three company “peer” group will be determined based upon the publicly reported financial metric for each “peer” company that is most comparable to the Company’s “pro forma” net income per share metric.  The number of performance shares to be issued to an employee and/or executive in 2009 will not be upwardly adjusted – relative to the Target – by more than 200%.  The Committee will have discretion to make adjustments to priceline.com’s or the “peer” group’s “adjusted” or “pro forma”, as applicable, metrics to take into account events or items that distort comparisons between priceline.com and the “peer” group.  Performance shares will not be issued if priceline.com’s average “pro forma” net income per share growth rate during the three year period is less than 75% of the “peer” group’s.  The “performance shares” provide for accelerated vesting in the event of, among other things, a “change in control” (as defined in the performance share agreement) of priceline.com and/or termination of employment in certain circumstances.

(d) Employment Agreement.  On February 8, 2006, the Company and Peter Millones, the Company’s Executive Vice President, General Counsel and Secretary, executed an employment agreement, the material terms of which are summarized below.  The employment agreement replaces and supercedes Mr. Millones’ prior employment agreement.

Term and Position.  The agreement with Mr. Millones has an initial term of two years, which will automatically be extended for successive one-year terms unless the Company or Mr. Millones provide at least 90 days written notice that the term will not be so extended.  The agreement with Mr. Millones provides for a minimum salary of $275,000 per year, and that Mr. Millones will be eligible to participate at a level commensurate with his position in the Company’s annual bonus and long-term compensation plans generally made available to the Company’s senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to comparable senior executives of the Company.

Termination without “Cause” or for “Good Reason”.  In the event of a termination of Mr. Millones’ employment by the Company without “Cause” (as described below) or by Mr. Millones for “Good Reason” (as described below), then Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if Mr. Millones were an employee of the Company, provided that, if such termination is after a “Change in Control” (as the term is defined in the agreement with Mr. Millones) the period of benefit continuation will be twenty-four months.

The agreement with Mr. Millones provides that to the extent that any installment payments of severance would result in the imposition of the additional income tax pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, the Company and Mr. Millones will negotiate in good faith an alternative arrangement that will provide him with payments that are equivalent in value to the value of such payments but would not be subject to such additional income tax, provided that the Company may elect to pay Mr. Millones the discounted present value of such payments in a lump sum on the latest date permitted pursuant to guidance from the Internal Revenue Service that would avoid the imposition of such additional income tax.

Other.  Subject to certain limitations, if severance remuneration payable under the agreement is held to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and Mr. Millones becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to him in an amount such that Mr. Millones will be in the same after-tax economic position as if such excise tax were not imposed.

The term “cause”, as used in Mr. Millones’ employment agreement, includes, among other things, (i) willful misconduct by such executive with regard to the Company which has a material adverse effect on the Company; (ii) the willful refusal of such executive to attempt to follow the proper written direction of the Board of Directors, or, in Mr. Millones’ case, a more senior officer of the Company, provided that the foregoing refusal shall not be “cause” if such executive in good faith believes that such direction is illegal, unethical or immoral and promptly so notifies the Board of Directors or the more senior officer (whichever is applicable); (iii) substantial and continuing willful refusal by such executive to attempt to perform the duties required of him (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to such executive by the Board of Directors, or, in Mr. Millones’ case, a more senior officer of the Company, which specifically identifies the manner in which it is believed that such executive has substantially and continually refused to attempt to perform his duties; or (iv) such executive being convicted of a felony (other than a felony involving a traffic violation or as a result of vicarious liability).  A notice by the Company of a non-renewal of the employment agreement will be considered an involuntary termination of such executive without “cause”.  A notification of a termination for “cause” from the Company to such executive must include a copy of a resolution duly adopted by at least two-thirds (2/3) of the entire membership of the Board of Directors at a meeting of the Board of Directors which was called for the purpose of considering such termination and which such executive and his representative had the right to attend and address the Board of Directors, finding that, in the good faith of the Board of Directors, such executive engaged in conduct set forth in the definition of “cause” above and specifying the particulars thereof in reasonable detail.

The term “good reason”, as used in Mr. Millones’ employment agreement, includes, among other things, (i) any material diminution of such executive’s positions, duties or responsibilities (except in each case in connection with the termination of such executive’s employment for “cause” or disability or as a result of such executive’s death, or temporarily as a result of such executive’s illness or other absence), or, the assignment to such executive of duties or responsibilities that are inconsistent with such executive’s then position; (ii) removal of, or the non-reelection of, such executive from the officer position with the Company specified in the employment agreement without election to a higher position or removal of such executive from any of his then officer position; (iii) a relocation of the Company’s executive office in Connecticut  to a location more than thirty-five (35) miles from its current location or more than thirty-five (35) miles further from such executive’s residence at the time of relocation; (iv) a failure by the Company (A) to continue any bonus plan, program or arrangement in which such executive is entitled to participate (the “Bonus Plans”), provided that any such Bonus Plans may be modified at the Company’s discretion from time to time but shall be deemed terminated if (x) any such plan does not remain substantially in the form in effect prior to such modification and (y) if plans providing such executive with substantially similar benefits are not substituted (“Substitute Plans”), or (B) to continue such executive as a participant in the Bonus Plans and Substitute Plans on at least the same basis as to potential amount of the bonus as such executive participated in prior to any change in such plans or awards, in accordance with the Bonus Plans and the Substitute Plans; (v) any material breach by the Company of any provision of the employment agreement; or (vi) failure of any successor to the Company to assume in a writing delivered to such executive upon the assignee becoming such, the obligations of the Company under the employment agreement.

Item 9.01.                                          Financial Statements and Exhibits

(c) Exhibits

10.7	Form of priceline.com Incorporated 1999 Omnibus Plan Restricted Stock Agreement for non-employee Directors

10.8	Employment agreement, dated February 8, 2006, by and between Peter J. Millones and priceline.com Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
President and Chief Executive Officer

Dated: February 8, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.7	Form of priceline.com Incorporated 1999 Omnibus Plan Restricted Stock Agreement for non-employee Directors

10.8	Employment agreement, dated February 8, 2006, by and between Peter J. Millones and priceline.com Incorporated